UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
108 Cannon Street London EC4N 6EU United Kingdom (Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On July 2, 2020, Orchard Therapeutics (Europe) Limited (“OTL”), a wholly-owned subsidiary of Orchard Therapeutics plc (“Orchard”), entered into a manufacturing and technology development master agreement (the “Agreement”) with MolMed S.p.A. (“MolMed”), effective July 2, 2020 (the “Effective Date”), pursuant to which MolMed will develop, manufacture and supply certain viral vectors and conduct cell processing activities for certain Orchard development and commercial programs. Under the terms of the Agreement, OTL is obligated to pay MolMed a minimum product manufacturing commitment of €2.7 million per annum for the term of the Agreement, which may increase to the mid-seven figures per annum upon the achievement of certain milestones that may require additional manufacturing capacity. Additionally, OTL has committed €10.4 million per annum for dedicated manufacturing and development resources, including exclusive manufacturing suites within MolMed’s existing facilities, which OTL may increase or decrease on a rolling basis with between six and 12-months’ prior written notice to MolMed.

The Agreement has an initial term of five years, beginning on the Effective Date and ending July 2, 2025. The Agreement may be extended for an additional two years by mutual agreement of OTL and MolMed. OTL has the right to terminate the Agreement at its discretion upon 12-month’s prior written notice to MolMed, and beginning no earlier than July 2, 2022, MolMed has the right to terminate the Agreement at its discretion upon 24-month’s prior written notice to OTL. Each party may terminate the Agreement upon prior notice to the other party for an uncured material breach that the breaching party does not cure within the notice period.

The Agreement includes customary indemnification, intellectual property protection, confidentiality, remedy, representation and warranty terms and provisions, as well as certain quality requirements. MolMed is currently Orchard’s manufacturing partner for Strimvelis, OTL-200 for metachromatic leukodystrophy (MLD), OTL-103 for Wiskott Aldrich syndrome (WAS) and OTL-203 for mucopolysaccharidosis type I (MPS-I), along with other programs in its pipeline.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which Orchard expects to file as an exhibit to its quarterly report on Form 10-Q for the quarter ended June 30, 2020.

Item 8.01 Other Events.

On July 9, 2020, Orchard issued a press release announcing the extension of Orchard’s collaboration with MolMed. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 9, 2020
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: July 9, 2020	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer